Exhibit 10.60

GUARANTY

THIS GUARANTY, dated as of August 2, 2006, (this “Guaranty”), is made by NovaStar Financial, Inc. (the “Guarantor”) in favor of Deutsche Bank Securities, Inc. (“DBSI”), Aspen Funding Corp. (“Aspen”) and Newport Financing Corp. (“Newport” and collectively with Aspen and DBSI, the “Buyers”) which term shall include any buyer for whom Buyers acts as Agent as defined and provided for in the Master Repurchase Agreement referred to below.

RECITALS

A. Pursuant to that certain Master Repurchase Agreement, dated as of August 2, 2006, among NovaStar Mortgage, Inc. (“NMI”), NovaStar Certificates Financing LLC (“NCFL”), NovaStar Certificate Financing Corporation (“NCFC” and collectively with NCFL and NMI, jointly and severally the “Sellers”) and the Buyers (the “Master Repurchase Agreement”), the Buyers have agreed to purchase certain securities (the “Purchased Securities”) from the Sellers and the Sellers have agreed to repurchase such Purchased Securities upon the terms and subject to the conditions set forth therein.

B. It is a condition precedent to the obligation of the Buyers to purchase the Purchased Securities from the Sellers under the Master Repurchase Agreement that the Guarantor shall have executed and delivered this Guaranty to the Buyers.

NOW, THEREFORE, for good and valuable consideration, receipt of which by the parties hereto is hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Master Repurchase Agreement and used herein shall have the meanings given to them in the Master Repurchase Agreement.

(b) “Obligations” shall mean the obligations and liabilities of the Sellers and the Guarantor to the Buyers under the Program Documents, including, without limitation, the obligations whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, or out of or in connection with the Master Repurchase Agreement, this Guaranty, any other Program Documents and any other document made, delivered or given in connection therewith or herewith, whether on account of covenants, Repurchase Prices, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Buyers that are required to be paid by the Sellers pursuant to the terms of the Master Repurchase Agreement) or otherwise.

(c) The words “hereof, “herein” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and section and paragraph references are to this Guaranty unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2. Guaranty. (a) The Guarantor hereby, unconditionally and irrevocably, guarantees to the Buyers and their successors, endorsees, transferees and assigns the prompt and complete payment and performance by the Sellers when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(b) The Guarantor further agrees to pay any and all expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by the Buyers in enforcing any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guaranty. This Guaranty shall remain in full force and effect until the Obligations are paid in full, notwithstanding that from time to time prior thereto any of the Sellers may be free from any Obligations.

(c) The Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of Guarantor hereunder without impairing this Guaranty or affecting the rights and remedies of the Buyers hereunder.

(d) No payment or payments made by the Sellers, the Guarantor, any other guarantor or any other Person or received or collected by the Buyers from the Sellers, the Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made by the Guarantor in respect of the Obligations or payments received or collected from the Guarantor in respect of the Obligations, remain liable for the Obligations until the Obligations are paid in full and the Master Repurchase Agreement is terminated.

(e) The Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Buyers on account of its liability hereunder, it will notify the Buyers in writing that such payment is made under this Guaranty for such purpose.

(f) Notwithstanding any provision of this Guaranty to the contrary, the aggregate liability of Sellers and Guarantor under the Program Documents (including, without limitation, this Guaranty) on any date of determination with respect to all Purchased Securities owned by Buyers on such date shall be limited as set forth in Section 19 of the Master Repurchase Agreement; provided that such limitation shall not (i) constitute a waiver, release or impairment of any obligation evidenced or secured by the Program Documents; (ii) impair the right of Buyers to name the Guarantor or a Seller as a party or defendant in any action or suit for judicial foreclosure and sale under the Program Documents; (iii) impair the right of Buyers to obtain the appointment of a receiver; (iv) impair the right of Buyers to bring suit (and seek a money judgment therein) with respect to breach of contract, tort, fraud or intentional misrepresentation by the Guarantor or a Seller or any other person or entity in connection with the Program Documents; (v) impair the right of Buyers to obtain payments on the Purchased Securities received by the Guarantor or a Seller after the occurrence of an Event of Default; (vi) impair the right of Buyers to bring suit (and seek a money judgment therein) with respect to any misappropriation by the Guarantor or a Seller of payments collected in advance with respect to the Purchased Securities; or (vii) impair the right of Buyers to apply to losses arising out of any misrepresentation, willful misconduct or fraud by the Guarantor or a Seller or any of their agents or employees, any suit or money judgment related thereto.

3. Representations and Warranties of the Guarantor. Guarantor hereby represents and warrants that:

(a) It is duly organized and validly existing in good standing under the laws of the jurisdiction under which it is organized and is duly qualified to do business and is in good standing in every other jurisdiction as to which the nature of the business conducted by it makes such qualification necessary except where any failure to be so qualified and in good standing will not cause a Material Adverse Effect or impair the enforceability of a Purchased Security.

(b) It has the full power, authority and legal right to execute, deliver and perform its obligations under this Guaranty. This Guaranty has been duly executed and delivered by it, has not been amended or otherwise modified, is in full force and effect and is the legal, valid and binding obligation of Guarantor, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(c) Neither the execution and delivery of this Guaranty nor the consummation of the transactions contemplated herein will conflict with or result in a breach of, or require any consent under, any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any material agreement or instrument to which the Guarantor is a party or by which the Guarantor or its property is bound or to which the Guarantor is subject, or constitute a default under any such agreement or instrument, or (except for the liens created pursuant hereto) result in the creation or imposition of any lien or encumbrance upon the Guarantor’s revenues or assets pursuant to the terms of any such agreement or instrument.

(d) The Guarantor has received and reviewed copies of the Master Repurchase Agreement.

(e) This Guaranty is the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor, in accordance with its terms, subject to bankruptcy, insolvency and similar laws and to the availability of equitable remedies.

(f) There is no action, suit or proceeding at law or in equity by or before any governmental authority, arbitral tribunal or other body now pending, or to the best of the Guarantor’s knowledge, threatened against or affecting the Guarantor or any of its property that is reasonably likely to have a material adverse effect on the Guarantor’s condition, financial or otherwise.

(g) No authorizations, approvals or consents of, and no filings or registrations with, any governmental authority are necessary for the execution, delivery or performance by the Guarantor of this Guaranty.

4. Reserved.

5. Right of Set-off. Upon the occurrence of any Event of Default, the Guarantor hereby irrevocably authorizes the Buyers or any of their Affiliates at any time and from time to time without notice to the Guarantor, any such notice being expressly waived by the Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Buyers or any of their Affiliates to or for the credit or the account of the Guarantor, or any part thereof in such amounts as the Buyers may elect, against and on account of the obligations and liabilities of the Guarantor to the Buyers hereunder (subject to the liability limitation in Section 2(f) of this Guaranty and Section 19(k) of the Master Repurchase Agreement) and claims of every nature and description of the Buyers or any of their Affiliates against the Guarantor, in any currency, whether arising hereunder, under the Master Repurchase Agreement as the Buyers may elect, whether or not the Buyers have made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Buyers shall notify the Guarantor promptly of any such set-off and the application made by the Buyers, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Buyers and their Affiliates under this Section are in addition to other rights and remedies (including without limitation, other rights of set-off) which the Buyers and their Affiliates may have. Notwithstanding the foregoing, in no event will any Buyer have the right to set-off, net, or apply against any Obligations in excess of the Maximum Recourse Amount any property, deposits, credits, indebtedness, claims or other amounts other than pursuant to Section 19(k) of the Master Repurchase Agreement.

6. No Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder or any set-off or application of funds of the Guarantor by the Buyers or any of their Affiliates, the Guarantor shall not be entitled to be subrogated to any of the rights of the Buyers against any Seller or any other guarantor or any collateral security or guarantee or right of offset held by the Buyers for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from any Seller or any other guarantor in respect of payments made by the Guarantor hereunder, until all amounts owing to the Buyers by the Sellers on account of the Obligations are paid in full and the Master Repurchase Agreement is terminated. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Buyers, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Buyers in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Buyers, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Buyers may determine.

7. Amendments, Etc. with Respect to the Obligations. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by the Buyers may be rescinded by the Buyers and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Buyers, and the Master Repurchase Agreement and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Buyers may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Buyers for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. The Buyers shall not have any obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Obligations or for this Guaranty or any property subject thereto. When making any demand hereunder against the Guarantor, the Buyers may, but shall be under no obligation to, make a similar demand on the Sellers, and any failure by the Buyers to make any such demand or to collect any payments from the Sellers or any release of the Sellers shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Buyers against the Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

8. Waiver of Rights. The Guarantor waive any and all notice of the creation, renewal, extension or accrual of any of the Obligations, and notice of or proof of reliance by the Buyers upon this Guaranty or acceptance of this Guaranty; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty; and all dealings between the Sellers and the Guarantor, on the one hand, and the Buyers, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Sellers or the Guarantor with respect to the Obligations.

9. Guaranty Absolute and Unconditional. The Guarantor understands and agrees that this Guaranty shall be construed as a continuing, absolute and unconditional guarantee of the full and punctual payment and performance by the Sellers of the Obligations and not of their collectibility only, and is in no way conditioned upon any requirement that the Buyers first attempt to collect any of the obligations from the Sellers, without regard to (a) the validity, regularity or enforceability of the Master Repurchase Agreement, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Buyers (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by a Seller against the Buyers, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Sellers or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of a Seller from the Obligations, or of the Guarantor from this Guaranty, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantor, the Buyers may, but shall be under no obligation to, pursue such rights and remedies as it may have against a Seller or any other Person or any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Buyers to pursue such other rights or remedies or to collect any payments from a Seller or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of a Seller or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Buyers against the Guarantor. This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Buyers, and their successors, endorsees, transferees and assigns, until all the Obligations and the obligations of the Guarantor under this Guaranty shall have been satisfied by payment in full and the Master Repurchase Agreement shall be terminated, notwithstanding that from time to time during the term of the Master Repurchase Agreement the Sellers may be free from any Obligations.

10. Reinstatement. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Buyers upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Seller or the Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Seller or the Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

11. Payments. The Guarantor hereby guarantees that payments hereunder will be paid to the Buyers without set-off or counterclaim in U.S. Dollars in accordance with the wiring instructions of the related Buyer.

12. Notices. All notices, requests and other communications provided for herein (including without limitation any modifications of, or waivers, requests or consents under, this Guaranty) shall be given or made in writing (including without limitation by telex or telecopy) and delivered to the intended recipient at the “Address for Notices” specified on the signature page hereto; or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. All such communications shall be deemed to have been duly given when transmitted by telex or telecopy or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

13. Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14. Integration. This Guaranty and the Master Repurchase Agreement represent the agreement of the Guarantor with respect to the subject matter hereof and thereof and there are no promises or representations by the Buyers or Guarantor relative to the subject matter hereof or thereof not reflected herein or therein.

15. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Buyers, provided that any provision of this Guaranty may be waived by the Buyers.

(b) The Buyers shall not by any act (except by a written instrument pursuant to Section 15(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Buyers, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Buyers of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Buyers would otherwise have on any future occasion.

(c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

16. Section Headings. The section headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

17. Successors and Assigns. This Guaranty shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Buyers and their successors and assigns. This Guaranty may not be assigned by the Guarantor without the express written consent of the Buyers.

18. Governing Law. THIS GUARANTY SHALL BE GOVERNED BY NEW YORK LAW WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE.

19. SUBMISSION TO JURISDICTION; WAIVERS. GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY AND THE MASTER REPURCHASE AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE BUYER SHALL HAVE BEEN NOTIFIED; AND

(D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

20. WAIVER OF JURY TRIAL. GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, THE MASTER REPURCHASE AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

21. Other Liens. Notwithstanding anything to the contrary contained herein, liens previously granted by the Guarantor in favor of the Buyers or future liens that are granted by the Guarantor in favor of the Buyers will not constitute a breach of this Guaranty.

22. Agents. The Buyers may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be duly executed and delivered as of the day and year first above written.

NOVASTAR FINANCIAL, INC.,

as Guarantor

By:	/s/ Todd Phillips
Name:	Todd Phillips
Title:	Vice President

Address for Notices with respect to each of the foregoing:

8140 Ward Parkway, Suite 300

Kansas City, Missouri 64114

Attention: Todd Phillips

Telephone: (XXX) XXX-XXXX

Facsimile: (XXX) XXX-XXXX